United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2022 (December 21, 2022)

GARDINER HEALTHCARE ACQUISITIONS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41185	86-2899992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3107 Warrington Road Shaker Heights, Ohio	44120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 633-6708

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, par value $0.0001 per share, and one redeemable warrant	GDNRU	The Nasdaq Stock Market LLC
Shares of common stock, par value $0.0001 per share	GDNR	The Nasdaq Stock Market LLC
Redeemable warrants	GDNRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 to the extent required herein. As approved by its stockholders at the special meeting (defined below), on December 21, 2022, Gardiner Healthcare Acquisitions Corp. (the “Company”) and Continental Stock Transfer & Trust Company entered into an amendment to the Investment Management Trust Agreement, dated December 21, 2021, by and between Continental Stock Transfer & Trust Company and the Company (the “Trust Agreement”). A copy of the amendment to the Trust Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03 to the extent required herein. As approved by its stockholders at the special meeting, on December 21, 2022, the Company filed a certificate of amendment to its amended and restated certificate of incorporation (the “Charter”) which became effective upon filing. A copy of the certificate of amendment to the Charter is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 21, 2022, the Company held a special meeting in lieu of its 2022 annual meeting of stockholders (the “special meeting”). On November 23, 2022, the record date for the special meeting, there were 10,781,250 shares of common stock of the Company entitled to be voted at the special meeting, approximately 95.88% of which were represented in person or by proxy at the special meeting.

The final results for each of the matters submitted to a vote of the Company’s stockholders at the special meeting are as follows:

1. Charter Amendment Proposal

The stockholders approved the proposal to amend (the “Charter Amendment”) the Company’s Charter by allowing the Company to extend (the “Extension”) the date by which it has to consummate a business combination (the “Combination Period”) for an additional three (3) months, from December 27, 2022 to March 27, 2023, by depositing into the trust account (the “trust account”) $300,000 (the “Extension Payment”) for the three-month extension, and thereafter to extend the Combination Period up to three (3) times by an additional month each time (or up to June 27, 2023) by depositing into the trust account $100,000 for each additional month extension. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
9,484,705	34,861	-0-	817,087

2. Trust Amendment Proposal

The stockholders approved the proposal to amend (the “Trust Amendment” and together with the Charter Amendment, the “Extensions”) the Trust Agreement, allowing the Company to extend the Combination Period for an additional three (3) months, from December 27, 2022 to March 27, 2023 (the “Trust Amendment”), by depositing into the trust account the Extension Payment for the three-month extension, and thereafter to extend the Combination Period up to three (3) times by an additional month each time (or up to July 27, 2023) by depositing into the trust account $100,000 for each additional month extension. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
9,484,705	34,861	-0-	817,087

3. Director Proposal

The stockholders re-elected seven directors to the Company’s board of directors, with each such director to serve until the annual meeting of stockholders following the special meeting or until his or her successor is elected and qualified. The voting results were as follows:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Marc F. Pelletier	8,895,476	624,089	1	817,087
Paul R. McGuirk	9,509,902	9,663	1	817,087
Janelle R. Anderson	8,338,036	1,181,530	0	817,087
Frank C. Sciavolino	9,509,902	9,663	1	817,087
James P. Linton	9,378,056	141,509	1	817,087
Thomas F. Ryan, Jr.	9,509,902	9,663	1	817,087
Mathew Rossen	9,484,902	9,663	25,001	817,087

4. Auditor Proposal

The stockholders ratified the selection by the Company’s audit committee of BDO USA, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
10,327,006	9,647	-0-	-0-

Item 8.01. Other Events.

In connection with the votes to approve the Extensions, the holders of 6,689,428 shares of common stock of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.19 per share, for an aggregate redemption amount of approximately $68,165,271 million, leaving approximately $20,087,333 million in the trust account, based on the approximately $88,252,604 held in the trust account as of November 25, 2022 (less funds that may be withdrawn to pay taxes).

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Gardiner Healthcare Acquisitions Corp., dated December 21, 2022.
10.1	Amendment to the Investment Management Trust Agreement, dated December 21, 2022, by and between Gardiner Healthcare Acquisitions Corp. and Continental Stock Transfer & Trust Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARDINER HEALTHCARE AcquisitionS Corp.

	By:	/s/ Marc F. Pelletier
Name: Marc F. Pelletier
Title: Chief Executive Officer

Date: December 22, 2022